                                                                   EXHIBIT 10.6


                         LOAN AND SECURITY AGREEMENT

     THIS AGREEMENT (the "Agreement"), dated as of May 5, 1998 is entered into by and between Telehub Communications Corporation, a Nevada corporation, d/b/a Pacific TeleHub Communications Corporation, having a principal place of business at 2033 N. Main Street, Suite 340, Walnut Creek, CA 94596 (the "Borrower") and Comdisco, Inc., a Delaware corporation, having a principal place of business at 6111 North River Road, Rosemont, Illinois 60018 (the "Lender"). In consideration of the mutual agreements contained herein, the parties hereto agree as follows:

     WHEREAS, Borrower desires to borrow from the Lender hereunder the amount of TWELVE MILLION and 00/100 DOLLARS ($12,000,000) and Lender is willing to lend said amount to Borrower on May 5, 1998 (the "Funding Date");

        NOW, THEREFORE, it is agreed:

SECTION 1. DEFINITIONS

     Unless otherwise defined herein, the following capitalized terms shall have the following meanings (such meanings being equally applicable to both the singular and plural form of the terms defined);

        1.1 "ACCOUNT" means any "account," as such term is defined in Section 9106 of the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all accounts receivable, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to Borrower (including, without limitation, under any trade name, style or division thereof) whether arising out of goods sold or services rendered by Borrower or from any other transaction, whether or not the same involves the sale of goods or services by Borrower (including, without limitation, any such obligation which may be characterized as an account or contract right under the UCC) and all of Borrower's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and ail of Borrower's rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller's rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all monies due or to become due to Borrower under all purchase orders and contracts for the sale of goods or the performance of services or both by Borrower (whether or not yet earned by performance on the part of Borrower or in connection with any other transaction), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing. Accounts specifically excludes property subject to prior existing security interests, including, but not limited to, security interests referenced in Exhibit B.

        1.2 "CHATTEL PAPER" means any "chattel paper," as such term is defined in Section 9105(1)(b) of the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.



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        1.3 "COLLATERAL" shall have the meaning assigned to such term in
Section 3 of this Agreement.

        1.4 "COPYRIGHTS" means all of the following now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest: (i) all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof or of any other country;
(ii) registrations, applications and recordings in the United States Copyright Office or in any similar office or agency of the United States, any state thereof or any other country; (iii) any continuations, renewals or extensions thereof; and (iv) any registrations to be issued in any pending applications.

        1.5 "COPYRIGHT LICENSE" means any written agreement granting any right to use any Copyright or Copyright registration now owned or hereafter acquired.

        1.6 "GENERAL INTANGIBLES" means any "general intangibles," as such term is defined in Section 9106 of the UCC, now owned or hereafter acquired by Borrower or Borrower's subsidiaries or in which Borrower or Borrower's subsidiaries now holds or hereafter acquires any interest and in which Borrower has the right to grant a security interest, and, in any event, shall include, without limitation, all right, title and interest which Borrower may now or hereafter have in, Copyrights, Trademarks, Patents, rights to Intellectual Property, Licenses, permits, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, processes, models, drawings, materials and records, goodwill (including, without limitation, the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License), to sue for past, present and future infringement of Copyrights, Trademarks and Patents. General Intangibles specifically excludes any property subject to prior existing security interests, including but not limited to, those referenced in Exhibit B.

        1.7 "INTELLECTUAL PROPERTY" means all Copyrights, Trademarks, Patents, trade secrets, source codes, customer lists, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, skill, expertise, experience, processes, models, drawings, materials and records.

        1.8 "LICENSE" means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by Borrower or in which Borrower, and Borrower's subsidiaries or affiliates now holds or hereafter acquires any interest and any renewals or extensions thereof.

        1.9 "PATENT LICENSE" means any written agreement granting any right with respect to any invention on which a Patent is in existence now owned or hereafter acquired by Borrower in which Borrower now holds or hereafter acquires any interest.

        1.10 "PATENTS" means all of the following now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest: (a) letters patent of, or rights corresponding thereto in, the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto in, the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United


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States, any State thereof or any other country; (b) all reissues, continuations, continuations-in-part or extensions thereof; (c) all petty patents, divisionals, and patents of addition; and (d) all patents to issue in any such applications.

        1.11 "PROCEEDS" means "proceeds," as such term is defined in Section 9306(1) of the UCC and, in any event, shall include, without limitation, (a) any and all Accounts, Chattel Paper, Instruments, cash or other forms of money or currency or other proceeds payable to Borrower from time to time in respect of the Collateral, (b) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Borrower from time to time with respect to any of the Collateral, (c) any and all payments (in any form whatsoever) made or due and payable to Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), (d) any claim of Borrower against third parties (i) for past, present or future infringement of any Copyright, Patent or Patent License or (ii) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral. Proceeds specifically excludes proceeds from property subject to prior existing security interests, including, but not limited to, the security interests referenced in Exhibit B.

        1.12 "TRADEMARK LICENSE" means any written agreement granting any right to use any Trademark or Trademark registration now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

        1.13 "TRADEMARKS" means any of the following now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest: (a) any and all trademarks, tradenames, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the united states patent and trademark office or in any similar office or agency of the united states, any state thereof or any other country or any political subdivision thereof and (b) any reissues, extensions or renewals thereof.

        1.14 "ucc" shall mean the uniform commercial code as the same may, from time to time, be in effect in the state of illinois. unless otherwise defined herein, terms that are defined in the UCC and used herein shall have the meanings given to them in the UCC.

SECTION 2.  THE LOAN

        2.1 Subject to the terms and conditions set forth herein, Lender shall lend to Borrower the aggregate original principal amount of TWELVE MILLION and 00/100 DOLLARS ($12,000,000) (the "Loan") with interest payable over a thirty-six (36) month period in monthly installments, payable on the first of each month (each a "Payment Date") as set forth in the promissory note (the "Note") in the form attached hereto and made a part hereof as Exhibit A, dated May 5, 1998. Effective August 1, 1998, and on any Payment Date thereafter, Borrower has the option to prepay without penalty the Note and terminate this Agreement by paying the



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remaining loan principal amount together with all accrued and unpaid interest with respect to such principal amount as of the date of prepayment.

        2.2 Upon the occurrence of and during an Event of Default (as defined herein), interest shall thereafter be calculated at a rate of five percent (5%) in excess of the rate that would otherwise be applicable ("Default Rate"). All such interest shall be due and payable in arrears, on the first day of the following month.

        2.3 Borrower shall within forty-five (45) days of the effective date of its initial public offering prepay the Loan in whole, as of the next Payment Date thereafter by paying the remaining loan principal amount being prepaid together with all accrued and unpaid interest with respect to such principal amount, as of the date of such prepayment.

        2.4 Notwithstanding any provision in this Agreement, the Note, or any other "Loan Document" (as defined herein), it is not the parties' intent to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law which a court of competent jurisdiction shall deem applicable hereto (which under the laws of the State of Illinois shall be deemed to be the laws relating to permissible rates of interest on commercial loans) (the "Maximum Rate"). If the Borrower actually pays Lender an amount of interest, chargeable on the total aggregate principal Obligations (as hereinafter defined) of Borrower under this Agreement and the Note (as said rate is calculated over a period of time that is the longer of (i) the time from the date of this Agreement through the maturity time as set forth on the Note, or (ii) the entire period of time that any principal is outstanding on the Note), which amount of interest exceeds interest calculated at the Maximum Rate on said principal chargeable over said period of time, then such excess interest actually paid by Borrower shall be applied first, to the payment of principal outstanding on the Note; second, after all principal is repaid, to the payment of Lender's out of pocket costs, expenses, and professional fees which are owed by Borrower to Lender under the Agreement or the Loan Documents (as hereinafter defined); and third, after all principal, costs, expenses, and professional fees owed by Borrower to Lender are repaid, the excess (if any) shall be refunded to Borrower.

        2.5 In the event any interest is not paid when due hereunder, delinquent interest shall be added to principal and shall bear interest on interest, compounded at the rate set forth in section 2.1.

        2.6 Upon and during the continuation of an Event of Default hereunder (as defined herein), all Obligations, including principal, interest, compounded interest, and reasonable professional fees, shall bear interest at a rate per annum equal to the Default Rate.

SECTION 3. SECURITY INTEREST

        As security for the payment of all indebtedness ("Indebtedness") of the Borrower to the Lender hereunder and under the Note, as the same may be renewed, extended for any period or rearranged, and the performance by the Borrower of its other obligations hereunder (the Indebtedness and such other obligations being hereinafter sometimes collectively referred to as the "Obligations"), the Borrower grants to the Lender a first priority security interest in, all the Borrower's right, title, and interest in and to the following property ("Collateral"):

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            (i) all General Intangibles, including but not limited to all property described in Exhibit C attached hereto;

            (ii) to the extent not otherwise included, all Proceeds of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF BORROWER

The Borrower represents, warrants and agrees that:

        4.1 it owns all right title and interest in and to the Collateral, free of all liens, security interests, encumbrances and claims whatsoever, except for the interest of the Lender therein;

        4.2 it has the full power and authority to, and does hereby grant and convey to the Lender, a valid first priority perfected security interest in the Collateral as security for the Obligations, free of all liens, security interests, encumbrances and claims, and shall execute such Uniform Commercial Code ("UCC") financing statements and other documentation in connection herewith as the Lender may reasonably request to effectuate such security interest. No other lien, security interest, adverse claim or encumbrance has been created by Borrower or is known by Borrower to exist with respect to any Collateral;

        4.3 it is a corporation duly organized, legally existing and in good standing under the laws of the State of Nevada, and is duly qualified as a foreign corporation in all jurisdictions where the failure to so qualify would have a material adverse effect on the Collateral or the business of the Borrower taken as a whole;

        4.4 the execution, delivery and performance of the Note, this Agreement, the Warrant Agreement dated May 5, 1998 pursuant to which Borrower granted to Lender the right to purchase the number of shares of common stock as set forth therein ("Warrant Agreement"), and all financing statements, certificates and other documents required to be delivered or executed in connection herewith (collectively, the "Loan Documents") have been duly authorized by all necessary corporate action of Borrower, the individual or individuals executing the Loan Documents were duly authorized to do so, and the Loan Documents constitute legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization or other similar laws generally affecting the enforcement of the rights of creditors;

        4.5 the Loan Documents do not and will not violate any provisions of its Articles of incorporation, bylaws or any contract, agreement, law, regulation, order, injunction, judgment, decree or writ to which the Borrower is subject, or result in the creation or imposition of any lien, security interest or other encumbrance upon the Collateral, other than those created by this Agreement;

        4.6 to Borrower's knowledge after due inquiry, the execution, delivery and performance of the Loan Documents do not require the consent or approval of any other person or entity including, without limitation, any regulatory authority or governmental body of the United States or any state thereof or any political subdivision of the United States or any state thereof.


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SECTION 5. INSURANCE AND RISK OF LOSS

        5.1 Effective upon the Funding Date under the Note and while there are any Obligations outstanding, Borrower shall cause to be carried and maintained comprehensive general liability insurance with regard to the Collateral against risks customarily insured against in the Borrower's business. Such risks shall include, without limitation, the risks of death, bodily injury and property damage associated with the Collateral. All policies evidencing such insurance shall provide for at least thirty (30) days prior written notice by the underwriter or insurance company to the Lender in the event of cancellation or expiration, or ten (10) days in the event of cancellation due to Borrower's nonpayment of premium.

        5 2 Borrower shall and does hereby indemnify and hold Lender, its agents and shareholders harmless from and against any and all claims, costs, expenses, damages and liabilities (including without limitation such claims, costs, expenses, damages and liabilities based on liability in tort including without limitation strict liability in tort) including reasonable attorneys' fees, arising out of Borrower's ownership, possession, operation, control, use, maintenance, delivery, or other disposition of the Collateral, prior to foreclosure. Notwithstanding the foregoing, Borrower shall not be responsible under the terms of this Section 5.2 to a party indemnified hereunder for any claims, costs, expenses, damages and liabilities occasioned by the negligence or willful misconduct of such indemnified party.

SECTION 6. COVENANTS OF BORROWER

Borrower covenants and agrees as follows at all times while any of the Obligations remain outstanding:

        6.1 Borrower shall furnish to Lender the financial statements listed hereinafter, prepared in accordance with generally accepted accounting principles consistently applied (the "Financial Statements"):

        (a) as soon as practicable (and in any event within sixty (60) days) after the end of each month: an internally prepared income statement, balance sheet, and cash flow statement, (including the commencement of any material litigation by or against Borrower), each certified by Borrower's Chief Executive or Financial Officer to be true and correct;

        (b) as soon as practicable (and in any event within ninety (90) days) after the end of each fiscal year, audited Financial Statements, setting forth in comparative form the corresponding figures for the preceding fiscal year, and accompanied by any audit report and opinion of the independent certified public accountants selected by Borrower, and

        (c) promptly any additional information (including but not limited to tax returns, income statements, balance sheets, and names of principal creditors) as Lender reasonably believes necessary to evaluate Borrower's continuing ability to meet financial obligations.

        (d) notwithstanding the foregoing, after the effective date of the initial registration statement covering a public offering of Borrower's securities, the term "Financial Statements" shall be deemed to refer to only those statements required by the Securities and Exchange Commission, to be provided no less frequently than quarterly.




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


        6.2 Borrower will from time to time execute, deliver and file, alone or with Lender, any financing statements, security agreements or other documents; and take all further action that may be necessary, or that Lender may reasonably request, to confirm, perfect, preserve and protect the security interests intended to be granted hereby, and in addition, and for such purposes only, Borrower hereby authorizes Lender, after notice to Borrower, to execute and deliver on behalf of Borrower and to file such financing statements, security agreement and other documents without the signature of Borrower either in Lender's name or in the name of Borrower as agent and attorney-in-fact for Borrower.

        6.3 Borrower will not create, incur, assume or suffer to exist any senior security interests, mortgage, pledge, license, lien or other senior encumbrance of any nature whatsoever on any of its assets constituting Collateral hereunder or as to which Lender is entitled under the terms of this Agreement to retain a senior or first security interest to secure the Loan, excluding purchase money security interests. Borrower shall protect and defend Borrower's title as well as the interests of the Lender against all persons claiming any interests adverse to Borrower or Lender and shall at all times keep the Collateral free and clear from any attachment or levy, liens or encumbrances whatsoever (except as provided herein or any placed thereon by Lender, or any liens arising by operation of law with respect to any obligations not yet overdue or any other liens consented to in writing by Lender) and shall give Lender immediate written notice thereof.

SECTION 7. CONDITIONS PRECEDENT TO LOAN

        On or prior to the Funding Date, Borrower will provide to Lender the following, in form and substance satisfactory to Lender

        7.1 Executed originals of the loan documents;

        7.2 Such documentation as shall reasonably evidence Borrower's right, title and interest in and to the Collateral;

        7.3 A certified resolution or other certificate of corporate authority for the execution and the delivery of, and the performance of all Obligations under the Loan Documents and all related documentation;

        7.4 Incumbency certificate evidencing the authority and facsimile signatures of the individuals executing the Loan Documents;

        7.5 Perfection of Security Interests. Borrower shall have taken or caused to be taken such actions requested by Lender to grant Lender a first priority perfected security interest in the Collateral. Such actions shall include, without limitation, the delivery to Lender of all appropriate financing statements. executed by Borrower, as to the Collateral granted by Borrower for all jurisdictions as may be necessary or desirable to perfect the security interest of Lender in such Collateral.

SECTION 8. DEFAULT

        The occurrence of any one or more of the following events (herein called "Events of Default") shall constitute a default hereunder and under the
Note:



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        8.1 The Borrower defaults in the payment of any principal or interest payable under the Note for more than ten (10) days after the receipt of notice of such an Event of Default from Lender;

        8.2 The Borrower defaults in the payment or performance of any other material covenant or obligation of the Borrower hereunder or under the Note or any other Loan Documents for more than thirty (30) days after the Lender has given notice of such Event of Default to the Borrower,

        8.3 Any representation or warranty made herein by the Borrower shall prove to have been false or misleading in any material respect;

        8.4 The making of an assignment by Borrower for the benefit of its creditors or the admission by Borrower in writing of its inability to pay its debts as they become due, or the insolvency of Borrower, or the filing by Borrower of a voluntary petition in bankruptcy, or the adjudication of Borrower as a bankrupt, or the filing by Borrower of any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future statute, law or regulation, or the filing of any answer by Borrower admitting, or the failure by Borrower to deny, the material allegations of a petition filed against it for any such relief, or the seeking or consenting by Borrower to, or acquiescence by Borrower in, the appointment of any trustee, receiver or liquidator of Borrower or of all or any substantial part of the properties of Borrower, or the inability of Borrower to pay its debts when due, or the commission by Borrower of any act of bankruptcy as defined in the Federal Bankruptcy Act, as amended,

        8.5 The failure by Borrower, within sixty (60) days after the commencement of any proceeding against Borrower seeking any reorganization, arrangement, composition, readjustment, liquidation dissolution or similar relief under any present or future statute, law or regulation, to obtain the dismissal of such proceeding or, within sixty (60) days after the appointment, without the written consent or acquiescence of Lender, of any trustee, receiver or liquidator of Borrower or of all or any substantial part of the properties of Borrower, to vacate such appointment; or Lender.

        8.6 The default by Borrower under any other notes or other agreement for borrowed money, lease or other agreement between Borrower and Lender, after such allowed cure period has passed.

SECTION 9. REMEDIES

        Upon the occurrence hereof of any one or more Events of Default. Lender, at its option, may declare the Note to be accelerated and immediately due and payable, (provided, that upon the occurrence of an Event of Default of the type described in 8.4 or 8.5., the Note and all other Obligations shall automatically be accelerated and made due and payable without any further act) whereupon the unpaid principal of and accrued interest on such Note shall become immediately due and payable, and shall thereafter bear interest at the Default Rate and calculated in accordance with Section 2.2. Lender may exercise all rights and remedies with respect to the Collateral granted pursuant hereto for such Note, or otherwise available to it under applicable law, including the right to release, hold or otherwise dispose of all or any part of the Collateral and the right to utilize, process and commingle the Collateral.


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        Upon the happening and during the continuance of any Event of Default,
Lender may then, or at any time thereafter and from time to time, apply, collect, sell in one or more sales, lease or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonably preparation or processing, in such order as Lender may elect, and any such sale may be made either at public or private sale at its place of business or elsewhere. Borrower agrees that any such public or private sale may occur upon fifteen (15) calendar day's notice to Borrower. Lender may require Borrower to assemble the Collateral and make it available to Lender at a place designated by Lender which is reasonably convenient to Lender and Borrower. The proceeds of any sale, disposition or other realization upon all or any part of the collateral shall be distributed by Lender in the following order of priorities;

            First, to Lender in an amount sufficient to pay in full Lender's reasonable costs and professionals' and advisors' fees and expenses, associated with foreclosure and sale of the collateral;

            Second, to Lender in an amount equal to the then unpaid amount of the Obligations in such order and priority as Lender may choose in its sole discretion; and

            Finally, upon payment in full of all of the Obligations, to Borrower or its representatives or as a court of competent jurisdiction may direct.

The Lender shall return to the Borrower any surplus Collateral remaining after payment of all Obligations.

SECTION 10. MISCELLANEOUS

        10.1 Upon termination of this Agreement, Borrower shall remain liable to Lender for any unpaid Obligations, advances, costs, charges and expenses in relation to this Agreement, together with interest thereon and shall pay the same immediately to Lender at Lender's offices.

        10.2 The powers conferred upon Lender by this Agreement are solely to protect its interest in the Collateral and shall not impose any duty upon Lender to exercise any such powers.

        10.3 This is a continuing Agreement and the grant of a security interest hereunder shall remain in full force and effect and all the rights, powers and remedies of Lender hereunder shall continue to exist until the Obligations are paid in full as the same become due and payable. When Borrower has paid in full all Obligations, Lender will execute a written termination statement, reassigning to Borrower, without recourse, the Collateral and all rights conveyed hereby and return possession (if Lender has possession) of the Collateral to Borrower. The rights, powers and remedies of Lender hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. The exercise of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of any other rights, powers and remedies of Lender. Furthermore, regardless of whether or not the UCC is in effect in the jurisdiction where such rights, powers and remedies are asserted, Lender shall have the rights, powers and remedies of a secured party under the UCC.


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        10.4 Upon payment in full of all Obligations, the Lender shall cancel the Note, this Agreement and all UCC financing statements, if any, and shall promptly deliver all such canceled documents to the Borrower.

        10.5 GOVERNING LAW. This Agreement, the Note and the other Loan Documents have been negotiated and delivered to Lender in the State of Illinois and shall not become effective until accepted by Lender in the State of Illinois. Payment to Lender by Borrower of the Obligations is due in the State of Illinois. This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of Illinois excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

        10.6 CONSENT TO JURISDICTION AND VENUE. All judicial proceedings arising in or under or related to this Agreement, the Note or any of the other Loan Documents may be brought in any state or federal court of competent jurisdiction located in the State of Illinois. By execution and delivery of this Agreement, each party hereto generally and unconditionally; (a) consents to personal jurisdiction in Cook County, State of Illinois; (b) waives any objection as to jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement, the Note and the other Loan Documents. Service of process on any parry hereto in any action arising out of or relating to this agreement shall be effective if given in accordance with the requirements for notice set forth in Section 10.8 below and shall be deemed effective and received as set forth in Section 10.8 below. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

        10.7 Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent and duration of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

        10.8 Any noting required or given hereunder shall be deemed properly given upon the earlier of: (i) the first business day after transmission by facsimile or hand delivery or deposit with an overnight express service or overnight mail delivery service; or (ii) or three (3) days after mailed, postage prepaid, in each case, addressed to the designated recipient at its address set forth herein or such other address as such party may advise the other party by notice given in accordance with this provision.

        10.9 Lender and Borrower acknowledge that there are no agreements or understandings, written or oral, between Lender and Borrower with respect to the Loan, other than as set forth herein, in the Note and the other Loan Documents and that this Agreement, the Note and the other Loan Documents contain the entire agreement between Lender and Borrower with respect thereto. None of the terms of this Agreement, the Note and the other Loan Documents may be amended except by an instrument executed by each of the parties hereto.

        10.10 No omission, or delay, by Lender at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by Borrower at any time designated, shall be a waiver of any such right or remedy to which Lender is entitled, nor shall it in any way affect the right of Lender to enforce such provisions thereafter.

        10.11 All agreements, representations and warranties contained in this Agreement or the Note, or in any Loan Documents delivered pursuant hereto or in connection herewith shall be for the benefit of the Lender and any Assignee and shall survive the execution and delivery of this Agreement or the Note and the expiration or other termination of this Agreement or the Note.

        10.12 This agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

        10.13 CONFIDENTIALITY. Lender acknowledges that certain items of Collateral, including, but not limited to trade secrets, source codes, customer lists and certain other items of Intellectual Property, and any Financial Statements provided pursuant to Section 6 hereof, constitute proprietary and confidential information of the Borrower (the "Confidential Information"). Accordingly, Lender agrees that any Confidential Information it may obtain in the course of acquiring, perfecting or foreclosing on the Collateral or otherwise provided under this Agreement, provided such Confidential Information is marked as confidential by Borrower at the time of disclosure, shall be received in the strictest confidence and will not be disclosed to any other person or entity in any manner whatsoever, in whole or in part, without the prior written consent of the Borrower, unless and until Lender has acquired indefeasible title thereto.



              [The balance of this page intentionally left blank.]

        10.14 This Agreement shall be binding upon, and shall inure to the benefit of, Borrower and its permitted assigns (if any). Borrower shall not assign its obligations under this Agreement, the Note or any of the other Loan Documents without Lender's express written consent and any such attempted assignment shall be void and of no effect. Any assignment by Borrower in connection with a "Merger" (as defined below) shall be subject to Lender's prior consent. Any consent granted by Lender shall be conditioned upon such surviving entity or transferee assuming Borrower's Obligations hereunder pursuant to assignment documents reasonably acceptable to Lender. If Lender reasonably withholds its consent to such assignment in connection with Merger, the outstanding principal and accrued and unpaid interest shall be prepaid in whole.

        For purposes of this Agreement, a "Merger" shall mean any consolidation or merger of the Borrower with or into any outer corporation or entity, any sale or conveyance of all or substantially all of the assets or stock of the Borrower by or to any other person or entity in which Borrower does not retain voting control and in which Borrower is not the surviving entity.

        IN WITNESS WHEREOF, the Borrower and the Lender have duly executed and delivered this Agreement as of the day and year first above written.

               BORROWER:     TELEHUB COMMUNICATIONS CORPORATION

                             By:      /s/ Donald H. Sledge
                                -------------------------------
                             Title:   CEO
                                   ----------------------------
                             Date:    5/5/98
                                  -----------------------------


               ACCEPTED IN ROSEMONT, ILLINOIS

               LENDER:       COMDISCO, INC.

                             By:       /s/ Bradford Wheatley
                                -------------------------------
                             Title:    V.P.
                                   ----------------------------
                             Date:     5/5/98
                                  -----------------------------

                                   EXHIBIT A
                            SECURED PROMISSORY NOTE


$12,000,000                                             Date:  May 5, 1998
-----------
                                                        Due:


FOR VALUE RECEIVED, Telehub Communications Corporation, a Nevada corporation, d/b/a/ Pacific TeleHub Communications Corporation (the "Borrower") hereby promises to pay to the order of Comdisco. Inc., a Delaware corporation (the "Lender") at P.O. Box 91744, Chicago, IL 60693 or such other place of payment as the holder of this Secured Promissory Note (this "Note") may specify from time to time in writing, in lawful money of the United States of America, the principal amount of TWELVE MILLION AND 00/100 DOLLARS ($12,000,000) together with interest at twelve percent (12%) amortized over a thirty-six (36) month period from the date of this Note through July 31, 1998. Thereafter, the interest rate shall be adjusted to ten percent (10%) from August 1, 1998 to maturity. Each installment on the principal hereof shall be due commencing June 1, 1998 and on the same day of each month thereafter, to and including July 1, 2002, as set forth in Schedule A attached hereto. All payments received shall be applied first to accrued and unpaid interest and the balance to unpaid principal. Interest shall be computed on the basis of a year consisting of twelve months of thirty days each. The Borrower may prepay the Note at any time without penalty or any additional costs, in accordance with section 2 "THE LOAN" of that certain Loan and Security Agreement of even date herewith by and between Borrower and Lender (as the same may from time to time be amended, modified or supplemented in accordance with its terms, the "Loan Agreement").

This Note is the Note referred to in, and is executed and delivered in connection with the Loan Agreement, and is entitled to the benefit and security of the Loan Agreement and the other Loan Documents (as defined in the Loan and Security Agreement), to which reference is made for a statement of all of the terms and conditions thereof. All terms defined in the Loan and Security Agreement shall have the same definitions when used herein, unless otherwise defined herein.

The borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest and any other notice as permitted under the UCC or any applicable law.

This Note has been negotiated and delivered to Lender and is payable in the State of Illinois, and shall not become effective until accepted by Lender in the State of Illinois. This Note shall be governed by and construed and enforced in accordance with, the laws of the State of Illinois, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction.


     BORROWER:                TELEHUB COMMUNICATIONS CORPORATION

                              Signature:   /s/ Donald H. Sledge
                                           -----------------------------
                              Print Name:  Donald H. Sledge

                              Title:       Chief Executive Officer


ACCEPTED IN ROSEMONT, ILLINOIS:

     LENDER:                  COMDISCO, INC.


                              Signature:   /s/ Bradford Wheatley
                                           -------------------------------
                              Print Name:  Bradford Wheatley

                              Title:       Vice-President, Finance